 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 17, 2005

POLAR MOLECULAR HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50341	87-0415228

State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer ID No.)

4600 South Ulster Street
Suite 940
Denver, Colorado 80237
(Address of principal executive offices) (Zip Code)

(303) 221-1908
(Registrant's telephone number, including area code)

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

On June 16, 2005, Polar Molecular Holding Corporation (Company) received notice regarding the Company’s failure to satisfy NASD Rules 6530 and 6540, and that its shares were being delisted from the NASDAQ OTC Bulleting Board as of the opening of trading June 17, 2005.

NASD Rules 6530 and 6540 require, in relevant part, that to be eligible for quotation on the OTC Bulletin Board (OTCBB), (a) the issuer of a security must be current with its reporting obligations to the Securities and Exchange Commission (SEC) pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934; (b) the required reports must be available through the SEC’s Electronic Data Gathering Analysis, and Retrieval system (EDGAR) or be made available to the NASD prior to the expiration of the grace period; and (c) the filings must be complete, i.e., that they must contain all required certifications and have been reviewed or audited as applicable by an accountant registered with the Public Company Accounting Oversight Board.

The Company’s year end audit is currently underway, and expects to be current in its filings at the soonest practical time.

On June 17, 2005, Polar Molecular Holding Corporation issued a press release reporting that its shares were delisted from the NASDAQ OTC bulletin Board as of the opening of trading June 17, 2005. The Company’s common stock continues to be available for trading on the NASDAQ Pink Sheets. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Number	Description

99.1	Press release dated June 17, 2005, “Polar Molecular Holding Corporation Shares To Be Delisted From NASDAQ OTCBB Effective June 17, 2005”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2005	POLAR MOLECULAR HOLDING CORPORATION
(Registrant)
	By:	s/Mark L. Nelson

Mark L. Nelson, Chief Executive Officer